UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025 (October 24, 2025)

MSD INVESTMENT CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01481	87-4195402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Madison Ave., 20th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212-303-4728

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 3.02. Unregistered Sales of Equity Securities.

On October 9, 2025, MSD Investment Corp. (the “Company”) delivered a capital drawdown notice to its stockholders relating to the sale of 8,371,704 shares (the “Shares”) of the Company's common stock, par value $0.001 per share (the “Common Stock”) for an aggregate offering price of approximately $200.0 million. The Shares were issued on October 24, 2025.

The sale of the Shares was made pursuant to subscription agreements entered into by the Company and its stockholders. Under the terms of the subscription agreements, stockholders are required to fund drawdowns to purchase shares of Common Stock up to the amount of their respective capital commitments on an as-needed basis with a minimum ten business days' prior notice to stockholders.

Pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder, the issuance of the Shares is exempt from registration and was undertaken in reliance on representations from the Company's stockholders that they are accredited investors, as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSD Investment Corp.

Dated: October 30, 2025	By:	/s/ Brian Williams
		Name:	Brian Williams
		Title:	Chief Financial Officer and Treasurer